                                                                   EXHIBIT 10.10


                                                  QUALCOMM Incorporated
                                                  6455 Lusk Blvd.
                                                  San Diego, CA  92121-2779
                                                  ATTN:  OmniTRACS(R)
                                                  Contracs Administration

                                                  Effective Date:  June 23, 1995


                    OMNITRACS(R) FINANCE LEASE -- CALIFORNIA


LESSOR NAME:     QUALCOMM Incorporated
                 6455 Lusk Boulevard
                 San Diego, CA  92121-2779
                 Tel:  (800) 544-4977
                 Fax:  (619) 658-1577

LESSEE NAME:     TIMELY TRANSPORTATION, INC.
                 100 Galleria Parkway NW, Ste. 115
                 Atlanta, GA 30339
                 Tel:  (404) 953-2963
                 Fax:  (404) 850-1966


                                LEASED EQUIPMENT


 EQUIPMENT DESCRIPTION                                            PRICE                QUANTITY             TOTAL
 ---------------------                                            -----                --------             -----
 *OmniTRACS Mobile Communication Terminal (the "MCT")          $3,980.00/ea.                60           $238,800.00
 (Includes: Communication Unit, Outdoor Unit,
 Display, associated Cables and sixty (60) month
 OmniTRACS Warranty)

 *PRICE APPLIES TO REFURBISHED MCTS ONLY, AND
 INCLUDES INSTALLATION, BRACKETS AND REMOTE BUZZERS

                                                         TOTAL CASH PRICE:                               $238,800.00


                                 AMOUNT FINANCED
                                 ---------------
1.       AMOUNT FINANCED (Total Cash Price less the Down Payment)                                        $238,800.00

2.       ANNUAL PERCENTAGE RATE                                                                                     10.00%

3.       FINANCE CHARGE                                                                                       $ 63,111.73

4.       TOTAL MONTHLY PAYMENT                                                                                $  5,031.86

5.       TOTAL AMOUNT OF PAYMENTS                                                                             $301,911.73

6.       TOTAL SALE PRICE                                                                                     $301,911.73
         (Total Cash Price plus the Finance Charge)

                                PAYMENT SCHEDULE

LESSEE'S PAYMENT SCHEDULE WILL BE AS FOLLOWS:

PAYMENT TERMS: UPON SIGNING THIS AGREEMENT, AND PRIOR TO SHIPMENT OF THE EQUIPMENT, LESSEE WILL PAY LESSOR THE FIRST MONTH'S PAYMENT OF $5,031.86. SUBSEQUENT PAYMENTS OF $5,031.86 ARE DUE MONTHLY, IN ADVANCE, ON THE FIRST DAY OF EACH MONTH (THE "PAYMENT DATE") BEGINNING ON THE FIRST DAY OF THE MONTH FOLLOWING SHIPMENT.

                              TERMS AND CONDITIONS

A. TERM. The term of this Finance Lease shall commence on the Effective Date and shall continue for sixty (60) months or so long as any amounts are owing under the Payment Schedule or under any applicable document(s).

B. LESSEE'S PROMISE TO PAY AND TERMS OF REPAYMENT. Lessee promises to comply with this Agreement and to pay Lessor the Total Amount of Payments, which includes the Finance Charge indicated above. Lessee promises to make payments in accordance with the Payment Schedule.

C. PREPAYMENT. Lessee may prepay the amounts financed under this Agreement, in full or in part without penalty at any time during the term of the Agreement and such amount will be applied toward the principal balance. However the monthly payment amount will not be adjusted, only the total amount owing will be reduced.

D. LATE CHARGE. Lessee shall pay a late charge of five (5%) percent of any payment not received within ten (10) days of the Payment Date. In addition, a late charge of 1.5% per month, or the maximum amount permitted by law, whichever is greater, will be added to past due accounts.

E. DEFAULT -- ENTIRE BALANCE DUE. If Lessee is in material default hereunder, all sums owing hereunder shall be immediately due and payable (less any unearned Finance Charge) without giving Lessee advance notice, or benefit of a cure period.

F. DEFAULT -- REMEDIES. If Lessee is in material default hereunder, in addition to all sums owing hereunder becoming immediately due and payable, Lessor may use any of the remedies available to Lessor under California law, the Uniform Commercial Code (UCC), or any other applicable law, including, but not limited to, taking possession of the Equipment and selling it according to law. In addition, Lessor is not obligated to provide maintenance on or service to the Equipment.

G. CROSS-DEFAULT. Any default under this Agreement, whether monetary or non-monetary, shall automatically be considered a default under that certain OmniTRACS Contract (the "Contract") dated as of May 8, 1995 between Lessor and Lessee, subject to all remedies and rights of termination as set forth therein, but not limited to,
Section 6.2, "Termination."

H. SECURITY INTEREST. Lessee hereby grants and Lessor reserves a purchase money security interest in each item of Equipment purchased hereunder, and in any proceeds therefrom, for the amount of its purchase price. Lessee shall execute any and all documents Lessor deems necessary to perfect its security interest, including, but not limited to, UCC financing statements. Payment in full of the purchase price of any item of Equipment purchased hereunder shall release the security interest in that item of Equipment.
Lessee shall at all times keep the Equipment free and clear from any liens or encumbrances.

I. TRANSFER OF TITLE. Lessee acknowledges that title to leased Equipment shall remain vested at all times in Lessor or Lessor's assignees until Lessor transfers title to Lessee upon receipt of payment in full of all amounts due under this Agreement. Lessee shall have no right, or interest in the Equipment except as provided in this Finance Lease and shall hold the Equipment subject and subordinate to Lessor's rights. Lessee shall, at Lessee's expense, protect and defend Lessor's title against all persons claiming interest against or through Lessee. It is understood that the equipment is and will remain personal property and once installed on Lessee's vehicle, remains separate personal property from the vehicle.

J.       ASSIGNABILITY.

(i) By Lessee: Neither this Agreement, nor any rights, duties, or interest herein, shall be assigned, transferred, pledged, or hypothecated by Lessee, without the express written consent of Lessor, in its sole and absolute discretion. Any such attempted conveyance in violation of this provision shall be void, and shall constitute a material default hereunder, and under the Contract, entitling Lessor to terminate this Agreement.

(ii) By Lessor. Lessee acknowledges that Lessor may sell and assign Lessor's right, title and interest in this Agreement, and Lessee hereby irrevocably consents to any such transfer. After such assignment, the term QUALCOMM will mean QUALCOMM as manufacturer of the Equipment. QUALCOMM's Assignee shall not be obligated in any way to perform any of Lessor's obligations or be in any way responsible for any warranties made by Lessor. QUALCOMM'S ASSIGNEE MAKES NO WARRANTIES TO LESSEE, EXPRESS OR IMPLIED, OTHER THAN THE WARRANTY THAT QUALCOMM'S ASSIGNEE WILL NOT INTERFERE WITH LESSEE'S RIGHT OF QUIET ENJOYMENT AND USE OF THE EQUIPMENT SO LONG AS LESSEE IS NOT IN DEFAULT. QUALCOMM'S ASSIGNEE SPECIFICALLY DISCLAIMS ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AS TO QUALCOMM'S ASSIGNEE, LESSEE LEASES THE EQUIPMENT "AS IS." In addition, in no event shall QUALCOMM's Assignee be liable for any claim arising or relating to strict liability in tort. However, any assignment by Lessor shall not relieve Lessor of Lessor's obligations or warranties contained herein and in the OmniTRACS Contract. The parties agree that this is a "Finance Lease" as defined in the Uniform Commercial Code ("UCC").

K. RISK OF LOSS AND INSURANCE. Lessee agrees that Lessee shall bear the risk of any physical damage, loss or destruction of the Equipment. Effective upon Lessor's shipment of the Equipment, and throughout the term of this Agreement, Lessee agrees to maintain, at its sole cost and expense, and with insurers acceptable to Lessor, insurance coverage for the Equipment in an amount not less than the replacement value of the Equipment, and Lessee agrees to name Lessor as additional insured. Lessee shall, at its own expense, also carry bodily injury insurance. All insurance certificates and coverage hereunder shall provide that the policies under which insurance is issued shall not be canceled or materially altered without thirty (30) days prior written notice to Lessor. Lessee shall provide Lessor with a copy of the policy.

L.       MCT WARRANTY.

(i) Refurbished Equipment Warranty. The sixty (60) month MCT Warranty provided by Lessor is limited to the refurbished Equipment which is the subject of this Agreement. The Warranty provisions are set forth in Sections 1.5 through 1.9 of the Contract. The remedies available to Lessee, and limitations of Warranty, are set forth in Section 4 of the Contract.

(ii) Additional MCTs. MCTs purchased which are not the subject of this Agreement shall have the Warranty Period set forth in Section 1.5 of the Contract, and are subject to the terms and conditions set forth in Sections 1.5 through 1.9 of the Contract. The remedies available to Lessee, and limitations of Warranty, are set forth in Section 4 of the Contract.

M. LIMITATION OF LIABILITY. Lessor shall not be liable to Lessee for any liability, claim, loss, damage or expense of any kind or nature (including strict liability in tort) caused, directly or indirectly, by the Equipment or its inadequacy, deficiency, or defect or by the use or maintenance of the Equipment, or any repairs, servicing or adjustments to the Equipment; or any delay in providing or failure to provide any part, or any loss of use or business, or any other damage of any kind or nature.

N. INDEMNITY. Lessee shall and does hereby indemnify and hold Lessor harmless from and against any and all claims, costs, expenses, damages and liabilities, including reasonable attorneys' fees, arising out of Lessee's ownership, selection, possession, leasing, renting, operation, control, use, maintenance, delivery, return or other disposition of the Equipment.

O. SEVERABILITY. If any of the provisions of this Agreement is determined to be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and the parties shall substitute for the affected provision an enforceable provision which approximates the intent and economic effect of the affected provision as closely as possible.

P. ATTORNEYS' FEES. In any action arising out of or in connection with this Agreement, Lessor shall be entitled to recover its reasonable attorneys' fees and costs, without deduction or offset of any kind.

Q. WAIVER OF BREACH. Lessee agrees that any delay or failure by Lessor to enforce Lessor's rights under this Agreement shall not prevent Lessor from enforcing any rights at a later time.

R. GOVERNING LAW AND FORUM. This Agreement shall be governed by and construed under the laws of the State of California, without reference to its conflict of laws provisions. All disputes arising hereunder shall be heard only by a court of competent jurisdiction in the County of San Diego, State of California, and Customer hereby submits to the jurisdiction of such courts for the purpose of litigating such disputes.

S. SURVIVABILITY. The terms and conditions of this Agreement that by their sense and context are intended to survive after performance hereunder shall survive the termination or expiration of this Agreement, including but not limited to Paragraphs H, M and N.

T. ENTIRE AGREEMENT. This Agreement contains the entire understanding, agreements and representations of the parties, and Lessee agrees and acknowledges that in entering into this Agreement Lessee did not rely on any representations or warranties other than those set forth herein. This Agreement supersedes all other prior writings, discussions and understandings concerning the subject matter. Any additional or different terms and conditions proposed by Lessee are hereby rejected and shall be of no force and effect unless expressly agreed to in writing by Lessor. In order to be binding, any waiver, alteration, amendment, or modification of any provisions of this Agreement must be in writing and signed by duly authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the Effective Date set forth above.


TIMELY TRANSPORTATION, INC.


By: /s/ Gary Weilheimer for the Company
    --------------------------------------

Printed Name: Gary Weilheimer
              ----------------------------

Its: Chief Financial Office
     -------------------------------------

QUALCOMM INCORPORATED


By: /s/ Teresa White
    --------------------------------------

Printed Name: Teresa White
              ----------------------------

Its: Vice President, Finance
     -------------------------------------

                             Timely Transportation
                             Amortization Schedule

                                                            Payment #     Payment      Principle     Interest       Payoff
                                                           ----------   -----------   -----------   ----------  -------------
                                                                                                                  $238,800.00
INTEREST RATE:                                  10.000%         1        $ 5,031.86    $ 5,031.86    $    0.00    $233,768.14
PERIODIC RATE:                                   0.833%         2        $ 5,031.86    $ 3,083.79    $1,948.07    $230,684.34
Unit Price (Includes Install & Buzzers)    $  3,980.00          3        $ 5,031.86    $ 3,109.49    $1,922.37    $227,574.85
No. MCT                                             60          4        $ 5,031.86    $ 3,135.41    $1,896.46    $224,439.45
Units Extended                             $238,800.00          5        $ 5,031.86    $ 3,161.53    $1,870.33    $221,277.91
TERM (months):                                      60          6        $ 5,031.86    $ 3,187.88    $1,843.98    $218,090.03
AMOUNT FINANCED:                           $238,800.00          7        $ 5,031.86    $ 3,214.45    $1,817.42    $214,875.59
PAYMENT:                                   $  5,031.86          8        $ 5,031.86    $ 3,241.23    $1,790.63    $211,634.36
                                                                9        $ 5,031.86    $ 3,268.24    $1,763.62    $208,366.11
                                                               10        $ 5,031.86    $ 3,295.48    $1,736.38    $205,070.64
                                                               11        $ 5,031.86    $ 3,322.94    $1,708.92    $201,747.70
Assumptions:                                                   12        $ 5,031.86    $ 3,350.63    $1,681.23    $198,397.06
                                                               13        $ 5,031.86    $ 3,378.55    $1,653.31    $195,018.51
(1) Five (5) year finance lease                                14        $ 5,031.86    $ 3,406.71    $1,625.15    $191,611.80
(2) Refurbished units                                          15        $ 5,031.86    $ 3,435.10    $1,596.77    $188,176.71
(3) Unit Price Includes                                        16        $ 5,031.86    $ 3,463.72    $1,568.14    $184,712.98
        MCT     $3,800                                         17        $ 5,031.86    $ 3,492.59    $1,539.27    $181,220.40
   Installs     $  100                                         18        $ 5,031.86    $ 3,521.69    $1,510.17    $177,698.70
    Bracket     $   50                                         19        $ 5,031.86    $ 3,551.04    $1,480.82    $174,147.66
    Buzzers     $   30                                         20        $ 5,031.86    $ 3,580.63    $1,451.23    $170,567.03
     Ex War        N/C                                         21        $ 5,031.86    $ 3,610.47    $1,421.39    $166,956.56
                   ---
                $3,980                                         22        $ 5,031.86    $ 3,640.56    $1,391.30    $163,316.01
                                                               23        $ 5,031.86    $ 3,670.90    $1,860.97    $159,645.11
                                                               24        $ 5,031.86    $ 3,701.49    $1,330.38    $155,943.62
                                                               25        $ 5,031.86    $ 3,732.33    $1,299.53    $152,211.29
                                                               26        $ 5,031.86    $ 3,763.43    $1,265.43    $145,447.86
                                                               27        $ 5,031.86    $ 3,794.80    $1,237.07    $144,653.06
                                                               28        $ 5,031.86    $ 3,826.42    $1,205.44    $140,826.64
                                                               29        $ 5,031.86    $ 3,858.31    $1,173.56    $136,968.83
                                                               30        $ 5,031.86    $ 3,890.46    $1,141.40    $133,077.87
                                                               31        $ 5,031.86    $ 3,922.88    $1,108.98    $129,154.90
                                                               32        $ 5,031.86    $ 3,955.57    $1,076.29    $125,199.42
                                                               33        $ 5,031.86    $ 3,988.53    $1,043.33    $121,210.89
                                                               34        $ 5,031.86    $ 4,021.77    $1,010.09    $117,189.12
                                                               35        $ 5,031.86    $ 4,055.29    $  976.58    $113,133.83
                                                               36        $ 5,031.86    $ 4,089.08    $  942.78    $109,044.75
                                                               37        $ 5,031.86    $ 4,123.16    $  908.71    $104,921.60
                                                               38        $ 5,031.86    $ 4,157.52    $  874.86    $100,764.08
                                                               39        $ 5,031.86    $ 4,192.16    $  839.70    $ 96,571.92
                                                               40        $ 5,031.86    $ 4,227.10    $  804.77    $ 92,344.82
                                                               41        $ 5,031.86    $ 4,262.32    $  769.54    $ 88,082.50
                                                               42        $ 5,031.86    $ 4,297.84    $  734.02    $ 83,784.66
                                                               43        $ 5,031.86    $ 4,333.66    $  698.21    $ 79,451.00
                                                               44        $ 5,031.86    $ 4,369.77    $  662.09    $ 75,081.23
                                                               45        $ 5,031.86    $ 4,406.19    $  625.68    $ 70,675.05
                                                               46        $ 5,031.86    $ 4,442.90    $  588.96    $ 66,232.15
                                                               47        $ 5,031.86    $ 4,479.93    $  551.93    $ 61,752.22
                                                               48        $ 5,031.86    $ 4,517.26    $  514.60    $ 57,234.96
                                                               49        $ 5,031.86    $ 4,554.90    $  476.96    $ 52,680.05
                                                               50        $ 5,031.86    $ 4,592.86    $  439.00    $ 48,087.19
                                                               51        $ 5,031.86    $ 4,631.14    $  400.73    $ 43,456.06
                                                               52        $ 5,031.86    $ 4,669.73    $  362.13    $ 38,786.33
                                                               53        $ 5,031.86    $ 4,708.64    $  323.22    $ 34,077.69
                                                               54        $ 5,031.86    $ 4,747.88    $  283.98    $ 29,929.80
                                                               55        $ 5,031.86    $ 4,787.45    $  244.42    $ 24,542.36
                                                               56        $ 5,031.86    $ 4,827.34    $  204.52    $ 19,715.01
                                                               57        $ 5,031.86    $ 4,867.57    $  164.29    $ 14,847.44
                                                               58        $ 5,031.86    $ 4,908.13    $  123.73    $  9,939.31
                                                               59        $ 5,031.86    $ 4,949.03    $   82.83    $  4,990.28
                                                               60        $ 5,031.86    $ 4,990.28    $   41.59    $      0.00
                                                                         ----------    ----------    ---------
                                                                         301,911.73    238,800.00    63,111.73